UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 26, 2011 (May 26, 2011)

Brown Shoe Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State or other jurisdiction of incorporation)	1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)
8300 Maryland Avenue St. Louis, Missouri 63105 (Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 854-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Diane M. Sullivan, the President and Operating Officer of Brown Shoe Company, Inc. (the “Company”), was appointed as the Company’s President and Chief Executive Officer effective May 26, 2011.  In connection therewith, the Compensation Committee of the Company’s Board of Directors (the “Board”) approved a grant to Ms. Sullivan of 22,500 shares of restricted stock, all of which will cliff vest on May 26, 2015.  Ronald A. Fromm will remain as the Chairman of the Board, and after relinquishing the title of Chief Executive Officer he will also serve as a Company employee in a non-executive capacity.

Diane M. Sullivan, 55, has served as our President and Chief Operating Officer since March 2006 and our President from January 2004 to March 2006.

The Company’s Corporate Governance Guidelines preclude the Board recommending an individual for election as a director for a term extending beyond the annual shareholders’ meeting following the end of the calendar year during which the individual turns 72.  As such, both Joseph L. Bower and Julie C. Esrey retired from the Board on May 26, 2011.

On May 26, 2011, Company’s shareholders, upon recommendation of the Board, approved the Company’s Incentive and Stock Compensation Plan of 2011 (the “Plan”).  The objectives of the Plan are to: (i) attract, retain and motivate participants through annual and long-term incentives which are consistent with the Company’s goals; (ii) align the personal interests of participants to those of the Company’s shareholders; (iii) provide participants with an incentive for excellence in individual performance; and (iv) increase Company shareholder value, long-term.  The Company has the ability to grant awards for up to the number of shares equal to the sum of:  (i) 1,500,000; (ii) shares available for future awards under the Company’s Incentive and Stock Compensation Plan of 2002 (the “2002 Plan”); (iii) any shares withheld, surrendered or tendered in payment of the exercise of stock options granted under the 2002 Plan; (iv) any shares tendered or withheld in order to satisfy tax withholding obligations associated with the exercise of a stock option or settlement of an award granted under the 2002 Plan; and (v) any shares subject to a share-settled stock appreciation right granted under the 2002 Plan that were not issued upon the exercise of such stock appreciation right.

The Plan, which was filed as Exhibit A to the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on Schedule 14A on April 15, 2011 (and which is included as Exhibit 99.1 to this Current Report on Form 8-K), and the description of the Plan included therein under the caption “Proposal 3: Approval of the Incentive and Stock Compensation Plan of 2011,” are incorporated by reference herein. The descriptions of the Plan set forth herein and in the Proxy Statement are qualified by the full text of the Plan.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2011, the Board amended Article II, Section 1 of the Company’s Bylaws to decrease the number of directors from thirteen to eleven effective May 26, 2011.  The Bylaws, as amended and effective May 26, 2011, are included as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 26, 2011, five proposals described in the Notice of Annual Meeting of Shareholders dated April 15, 2011, were voted upon:

1.	The shareholders elected three directors, Ronald A. Fromm, Steven W. Korn, and Patricia G. McGinnis, each for a term of three years. The voting for each director was as follows:

Directors	For	Withheld
Ronald A. Fromm	31,175,502	1,519,856
Steven W. Korn	31,270,715	1,424,643
Patricia G. McGinnis	30,337,491	2,357,867

The following directors have terms of office that continue after the meeting: Mario L.
Baeza, Carla C. Hendra, Ward M. Klein, W. Patrick McGinnis, Michael F. Neidorff,
Diane M. Sullivan, Hal J. Upbin and Harold B. Wright.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
36,880,041	290,248	19,502

3.	The shareholders approved the Incentive and Stock Compensation Plan of 2011. The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
28,371,700	3,797,450	526,208	4,494,433

4.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
30,697,891	1,380,475	616,992	4,494,433

5.	The shareholders approved the advisory resolution for annual future advisory votes regarding executive compensation (“say on pay frequency”). The voting was as follows:

One Year	Two Years	Three Years	Abstaining	Broker Non-Votes
29,736,978	46,779	2,321,249	590,352	4,494,433

In accordance with this vote, the Board determined to implement an annual advisory vote on executive compensation.

Item 8.01 Other Events.

On May 26, 2011, the Board determined that the 2012 Annual Meeting of Shareholders will be held on Tuesday, May 22, 2012.

Item 9.01   Financial Statements and Exhibits.

(d)              Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.

Date: May 26, 2011	By:	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, effective May 26, 2011.
99.1
Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2011, incorporated herein by reference to Exhibit A to the Company’s definitive proxy materials filed with the Securities and Exchange Commission on Schedule 14A on April 15, 2011.